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                                  EXHIBIT 9(g)

                   Schedule A to the Transfer Agency Agreement
                         between BB&T Mutual Funds Group
                       and BISYS Fund Services Ohio, Inc.




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                                                           Dated: April 30, 1997


                                   SCHEDULE A
                        TO THE TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                             BB&T MUTUAL FUNDS GROUP
                                       AND
                         BISYS FUND SERVICES OHIO, INC.
                   (formerly The Winsbury Service Corporation)



   FUND PORTFOLIOS
   ---------------

U.S. Treasury Money Market Fund
Short Intermediate U.S. Government Income Fund
Intermediate U.S. Government Bond Fund
Growth and Income Stock Fund
Balanced Fund
Small Company Growth Fund
International Equity Fund
Capital Manager Conservative Growth Fund
Capital Manager Moderate Growth Fund
Capital Manager Growth Fund
Prime Money Market Fund


                                   BB&T MUTUAL FUNDS GROUP\

                                   By:  /s/ Richard B. Ille
                                        -----------------------
                                   Title:


                                   BISYS FUND SERVICES OHIO, INC.
                                   (formerly The Winsbury Service Corporation)

                                   By:   /s/ Stephen G. Mintos
                                        -----------------------
                                   Title:



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